Ohr Pharmaceutical, Inc. 8-K

Ohr Pharmaceutical Reports Third Quarter 2016 Financial and Business Results

Conference Call Today at 5:00pm Eastern Time

NEW YORK, New York – August 9, 2016 – Ohr Pharmaceutical, Inc. (NasdaqCM: OHRP), an ophthalmology research and development company, today reported results for its third quarter ended June 30, 2016.

“The start of the Phase 3 registration program for Squalamine during the quarter marked a significant milestone in our overall development program for our lead drug candidate,” said Jason Slakter, MD, Chief Executive Officer of Ohr. “There remains a significant need for new treatment options that can enhance visual acuity gains in wet AMD and provide a non-invasive treatment option. We believe that Squalamine, when administered as part of a combination therapy, meets these needs and has the potential to set a new standard of care. We look forward to an exciting second half of calendar 2016.”

Third Quarter Highlights

•	Commenced enrollment in the Phase 3 clinical development program to investigate Squalamine lactate ophthalmic solution, 0.2% (“Squalamine”, also known as OHR-102) as a treatment to improve visual acuity for patients with wet AMD.
o	The Phase 3 program includes two clinical trials designed as double-masked, placebo-controlled, multicenter, international studies of Squalamine administered topically twice a day in patients with newly diagnosed wet AMD, in combination with Lucentis® injections.
o	The primary endpoint in both studies is a measurement of visual acuity gain at nine months, which is the most clinically meaningful endpoint for wet AMD patients. Subjects will be followed to two years for safety.
•	Appointed David M. Brown, MD to serve as the chair of the Steering Committee for the Phase 3 clinical program of Squalamine in wet-AMD.
o	Dr. Brown is Clinical Professor of Ophthalmology at Baylor College of Medicine, vice-chair for research at the Blanton Eye Institute, Houston Methodist Hospital, and partner at Retina Consultants of Houston.
•	Completed an in vivo study demonstrating sustained pharmacological anti-angiogenic activity of OHR3031, an angiogenesis inhibitor
o	Single intravitreal injection of microparticles containing OHR3031 produced clinically meaningful and statistically significant efficacy six weeks after dose administration in a rabbit model of laser-induced CNV.
o	Dose response was observed in the reduction of average CNV lesion areas with OHR3031 compared to vehicle treatment, with the highest dose exhibiting a statistically significant effect at Week 6.
o	Magnitude of difference in average CNV lesion size for the high dose of OHR-3031 compared to vehicle treatment at 6 weeks was comparable to that seen at 2 weeks with a currently approved anti-VEGF agent conducted in a previous study.
o	OHR3031 was developed using SKS sustained release technology
•	Presented two posters on the Squalamine Phase 2 IMPACT study and OHR3031 in vivo studies at the Association for Research in Vision and Ophthalmology (ARVO) Conference in May.

Financial Results for Third Quarter ended June 30, 2016

•	For the third quarter ended June 30, 2016, the Company reported a net loss of approximately $7.7 million, or ($0.24) per share, compared to a net loss of approximately $3.3 million, or ($0.11) per share in the same period of 2015.
•	For the third quarter ended June 30, 2016, total operating expenses were approximately $7.6 million, consisting of approximately $1.7 million in general and administrative expenses, $5.6 million in research and development expenses, and $0.3 million in depreciation and amortization. This compares to total operating expenses in the same period of 2015 of approximately $3.3 million, consisting of $1.6 million in general and administrative expenses, $1.5 million in research and development expenses, and $0.3 million in depreciation and amortization.
•	At June 30, 2016, the Company had cash and cash equivalents of approximately $17.6 million. This compares to cash and equivalents of approximately $28.7 million at September 30, 2015.

Financial Results for the Nine-Months ended March 31, 2016

•	For the nine months ended June 30, 2016, the Company reported a net loss of approximately $19.1 million, or ($0.61) per share, compared to a net loss of approximately $11.3 million, or ($0.41) per share in the same period of 2015.
•	For the nine months ended June 30, 2016, total operating expenses were approximately $17.8 million, consisting of $5.8 million in general and administrative expenses, $11.8 million of research and development expenses, and $0.9 million in depreciation and amortization. This compares to total operating expenses of $14.3 million in the same period of 2015, comprised of approximately $5.7 million in general and administrative expenses, $7.4 million in research and development expenses, and $0.9 million in depreciation and amortization.

Conference Call & Webcast

Tuesday, August 9th at 5:00pm Eastern Time

Domestic:	877-407-0789
International:	201-689-8562
Conference ID:	13642605
Webcast:	http://public.viavid.com/index.php?id=120651

Replays – Available through August 16, 2016

Domestic:	877-870-5176
International:	858-384-5517
Conference ID:	13642605

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. (Nasdaq: OHRP) is an ophthalmology research and development company. The company's lead drug candidate, Squalamine lactate ophthalmic solution, 0.2% (also known as OHR-102), is currently being studied using an eye drop formulation in a Phase 3 clinical program for the treatment of the wet form of age-related macular degeneration. In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform with several preclinical drug product candidates in development for glaucoma, steroid-induced glaucoma, ocular allergies, and protein drug delivery.  Additional information on the company may be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Lucentis® is a registered trademark of Genentech Inc.

Contact:

Ohr Pharmaceutical Inc.	LifeSci Advisors, LLC
Investor Relations	Michael Wood
888-388-2327	646-597-6983
ir@ohrpharmaceutical.com	mwood@lifesciadvisors.com

OHR PHARMACEUTICAL, INC.

Consolidated Balance Sheets
(Unaudited)

	June 30,	September 30,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$17,623,720	$28,697,323
Prepaid expenses and other current assets	231,978	338,713

Total Current Assets	17,855,698	29,036,036

EQUIPMENT, net	214,047	248,753

OTHER ASSETS
Security deposit	12,243	12,243
Intangible assets, net	15,490,916	16,332,863
Goodwill	740,912	740,912

TOTAL ASSETS	$34,313,816	$46,370,807

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,627,455	$1,592,348
Notes payable	130,955	48,063
Contingent consideration	1,535,237	2,239,603

Total Current Liabilities	5,293,647	3,880,014

TOTAL LIABILITIES	5,293,647	3,880,014

STOCKHOLDERS' EQUITY
Preferred stock, Series B; 6,000,000 shares authorized, $0.0001 par value, 0 shares issued and outstanding, respectively	—	—
Common stock; 180,000,000 shares authorized, $0.0001 par value, 31,505,203 and 30,331,309 shares issued and outstanding, respectively	3,150	3,033
Additional paid-in capital	106,658,494	100,999,173
Accumulated deficit	(77,641,475)	(58,511,413)

Total Stockholders' Equity	29,020,169	42,490,793
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$34,313,816	$46,370,807

OHR PHARMACEUTICAL, INC.

Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
OPERATING EXPENSES

General and administrative	$1,664,882	$1,554,997	$5,849,374	$5,706,831
Research and development	5,637,602	1,496,768	11,757,741	7,416,745
Depreciation and amortization	296,143	283,075	889,959	883,959
Gain on settlement of accounts payable	—	—	(710,264)	—
Impairment of intangibles	—	—	—	338,906
OPERATING LOSS	7,598,627	3,334,840	17,786,810	14,346,441

OTHER INCOME (EXPENSE)
Change in fair value of contingent consideration	(104,844)	20,959	(1,356,770)	3,123,766
Share in losses on investment in joint venture	—	(30,088)	—	(97,949)
Other income	—	—	3,419	35,813
Interest income (expense), net	3,730	(2,028)	10,099	(2,691)
Total Other Income (Expense)	(101,114)	(11,157)	(1,343,252)	3,058,939

LOSS FROM OPERATIONS BEFORE
INCOME TAXES	(7,699,741)	(3,345,997)	(19,130,062)	(11,287,502)
PROVISION FOR INCOME TAXES	—	—	—	—

NET LOSS	$(7,699,741)	$(3,345,997)	$(19,130,062)	$(11,287,502)
BASIC AND DILUTED LOSS PER SHARE (in dollars per share)	$(0.24)	$(0.11)	$(0.61)	$(0.41)
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING:
BASIC AND DILUTED	31,501,540	30,323,206	31,126,656	27,757,415